UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 17, 2023

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors; Appointment of Committee Members

On May 17, 2023, the Board of Directors (the “Board”) of Cutera, Inc. (the “Company”) approved an increase in the size of the Board to eleven directors and appointed Kevin J. Cameron, Taylor C. Harris, Nicholas S. Lewin and Keith J. Sullivan to the Board, effective May 19, 2023.

Mr. Cameron currently serves as Chairman and Co-Founder of Ionetix Corporation, a privately held company that develops and operates cyclotrons for the production and distribution of radioisotopes used for diagnostic and therapeutic radiopharmaceuticals. Mr. Cameron is also the Executive Chairman (and previously served as President) of Glass, Lewis & Co., a leading provider of corporate governance services to institutional investors. Prior to that, Mr. Cameron was General Counsel at Moxi Digital and NorthPoint Communications (NASD: NPNT). Mr. Cameron currently serves as a board member of Pylum Biosciences, a private biotechnology company. He previously was on the Board of Knight Therapeutics (TSE: GUD), Keryx Biopharmaceuticals (NASD: KERX), AvidBiotics, Reddy Ice (NYSE: FRZ), ECOtality (NASD: ECTY), and ProCure Treatment Centers. Mr. Cameron earned a J.D. from the University of Chicago and a B.A. from McGill University.

Mr. Harris served as the Chief Financial Officer for MyoKardia, Inc., from April 2018 until that company’s acquisition by Bristol Myers Squibb in November 2020. Prior to that, Mr. Harris served as Senior Vice President and Chief Financial Officer of Zeltiq Aesthetics, Inc., until that company’s acquisition by Allergan plc. He also served as Vice President and Chief Financial Officer at Thoratec Corporation, which was eventually acquired by St. Jude Medical, Inc and worked at JPMorgan Chase & Co. for over a decade in several capacities, including as a Vice President in the firm’s Healthcare Investment Banking and Equity Research departments. Mr. Harris currently serves on the board of PROCEPT BioRobotics (NASDAQ: PRCT), Omada Health and Endologix. He previously served on the board of HealthCor Catalio Acquisition Corp. Mr. Harris holds a B.A. from the University of North Carolina at Chapel Hill.

Mr. Lewin has been a Managing Partner at Crown Predator Holdings, an investment firm that invests in growth-stage companies and special situations, and a private investor since 2000. He has invested across multiple industries, with a particular focus on companies with innovative technologies and strong intellectual property. Mr. Lewin currently serves on the Board of two publicly traded companies, including Establishment Labs (NASDAQ: ESTA), a $1.8 billion market cap global, high-tech medical device and aesthetics company, and FaZe Holdings (NASDAQ: FAZE), a lifestyle and media platform. He was appointed to Chairman of Establishment Labs in 2017 and previously provided consulting services to the Company. Mr. Lewin is also on the Board of Halo Maritime Defense Systems and previously served as a director as Dura Medic from 2006 to 2018. Mr. Lewin earned a B.A. from Johns Hopkins University.

Mr. Sullivan currently serves as President and Chief Executive Officer of Neuronetics (NASDAQ: STIM), a publicly traded $63 million market cap company that develops non-invasive treatments for psychiatric disorders. Previously, he was Chief Commercial Officer and President (North America) of ZELTIQ Aesthetics, Inc. until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan held various other roles at ZELTIQ, including Senior Vice President, Senior Vice President of Worldwide Sales and Marketing and Senior Vice President of Global Operation. Mr. Sullivan has also previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic (NYSE: MDT), Vision Quest Laser Center and Coherent Medical. He currently serves on the Board of Neuronetics (NASDAQ: STIM), Sientra, Inc. (NASDAQ: SIEN) and Venus Concept (NASDAQ: VERO). He earned a B.A. from the College of William and Mary where he currently serves as a Clinical Professor, a role he’s held since 2017.

As directors, Messrs. Cameron, Harris, Lewin and Sullivan will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023.

Messrs. Cameron, Harris, Lewin and Sullivan have executed the Company’s standard form of indemnification agreement. Messrs. Cameron, Harris, Lewin and Sullivan were appointed as directors of the Company pursuant to (i) a cooperation agreement, dated May 9, 2023, between the Company and Pura Vida Investments, LLC, a Delaware limited liability company and (ii) a cooperation agreement, dated May 9, 2023, between the Company and RTW Investments, LP, a Delaware limited partnership (collectively, the “Cooperation Agreements”). The Cooperation Agreements were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2023. Other than as described above, there are no transactions involving Messrs. Cameron, Harris, Lewin and Sullivan that would require disclosure under Item 404(a) of Regulation S-K. Mr. Harris has agreed that any consulting services he provides to the Company shall not involve compensation that exceeds $120,000 and will not extend beyond December 31, 2023.

Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying white proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Annual Meeting of Stockholders (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of any proxy statement of the Company, an accompanying white proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://ir.cutera.com or by contacting the Company’s Investor Relations Department at IR@cutera.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023, as amended, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the proxy statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: May 19, 2023

	By:	/s/ VIKRAM VARMA
Vikram Varma
Senior Vice President, General Counsel and Compliance Officer